UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 15, 2018 (March 13, 2018)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of Aetna Inc. (“Aetna”) was held on March 13, 2018. A total of 261,033,608 Aetna common shares, out of a total of 326,942,525 Aetna common shares outstanding and entitled to vote as of the close of business on February 5, 2018 (the record date for the Special Meeting), were present in person or represented by proxy. A summary of the voting results for each of the following proposals, each of which is described in detail in the joint proxy statement/prospectus of Aetna and CVS Health Corporation, a Delaware corporation (“CVS Health”), dated February 9, 2018, which was first mailed to Aetna’s shareholders on or about February 12, 2018, is set forth below:

Proposal 1. Approval and Adoption of the Merger Agreement

Aetna’s shareholders approved and adopted the Agreement and Plan of Merger, dated as of December 3, 2017, as it may be amended from time to time, among CVS Health, Hudson Merger Sub Corp., a Pennsylvania corporation and wholly-owned subsidiary of CVS Health, and Aetna (the “Merger Agreement”). There were no broker non-votes. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

Votes For	Votes Against	Abstentions
252,533,999	6,483,228	2,016,381

Proposal 2. Adjournment of the Special Meeting

Because a quorum was present at the Special Meeting and Proposal 1 received the affirmative vote of holders of a majority of the outstanding Aetna common shares entitled to vote on Proposal 1, the vote on the proposal to approve the adjournment from time to time of the Special Meeting if necessary to solicit additional proxies if there had not been sufficient votes to approve and adopt the Merger Agreement was not called.

Proposal 3. Approval, on an Advisory (Non-Binding) Basis, of Compensation Payments

Aetna’s shareholders approved, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by Aetna to its named executive officers in connection with the merger of Hudson Merger Sub Corp. with and into Aetna. There were no broker non-votes. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

Votes For	Votes Against	Abstentions
241,133,818	17,135,601	2,764,189

Section 8 - Other Events

Item 8.01 Other Events.

On March 13, 2018, Aetna issued a press release announcing Aetna shareholder approval of Proposal 1 at the Special Meeting. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Aetna Inc., dated March 13, 2018

INDEX TO EXHIBITS
Exhibit Number	Description

99.1	Press release issued by Aetna Inc., dated March 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: March 15, 2018	By:	/s/ Heather Dixon
Name: Heather Dixon
Title: Vice President, Controller and Chief Accounting Officer